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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-86591) of our reports dated August 20, 1999 except as to note 13 which is as of October 12, 1999, relating to the financial statements and financial statement schedule of Virata Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 8, 1999